Exhibit 4.4

                             INTEREST CALCULATION
                               AGENCY AGREEMENT

                                   BETWEEN

                             OLD NATIONAL BANCORP

                                     AND

                         BANK ONE TRUST COMPANY, N.A.

                    DATED AS OF ___________________, 1997


         OLD NATIONAL BANCORP (the "Issuer"), proposes to issue and sell its Floating Rate Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes") under and pursuant to the terms of an Indenture (the "Indenture") dated as of ______________________, 1997 between the Issuer and Bank One Trust Company, N.A., as Trustee.

         For the purpose of providing for an agent of the Issuer to calculate the base rate applicable to the Notes, determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each, a "Base Rate") as specified and described in the Notes, a specimen copy of which is attached hereto as Exhibit A, the Issuer and Bank One Trust Company, N.A. hereby agree as follows:

         SECTION 1. Appointment of Calculation Agent. The Issuer hereby appoints Bank One Trust Company, N.A. as Calculation Agent (in such capacity, the "Calculation Agent") of the Issuer with respect to the Notes, and the Calculation Agent hereby accepts its obligations as set forth in this Agreement upon the terms and conditions set forth herein.

         SECTION 2. Calculation of Base Rates. As soon as reasonably practical on or after each interest determination date, but in no event later than the applicable interest calculation date, for the Notes, the Calculation Agent shall determine the applicable Base Rate and notify the Issuer of such Base Rate. Upon the written request of the registered holder of any Note, the Calculation Agent will provide the Base Rate then in effect with respect to such Note and, if determined, the applicable Base Rate that will become effective with respect to such Note as of the next interest reset date.

         SECTION 3. Fees and Expenses. The Calculation Agent shall be entitled to such compensation for its services under this Agreement as the Calculation Agent and the Issuer may agree, and the Issuer shall pay such compensation and shall reimburse the Calculation Agent for all reasonable expenses, disbursements and advances incurred or made by the Calculation Agent in connection with the services rendered by it under this Agreement.

         SECTION 4. Rights and Liabilities of Calculation Agent. The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Note, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any certificate, affidavit, instruction, notice, request, direction, order, statement or other communication from the Issuer made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to or as permitted by any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any officer of the Issuer. The Calculation Agent may consult with counsel satisfactory to it and the opinion of such counsel shall constitute a full and compete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith, in a commercially reasonable manner and in accordance with and in reliance upon the opinion of such counsel. In acting under this Agreement, the Calculation Agent (in its capacity as such) does not assume any obligation to, or any relationship of agency or trust for or with, the holders of the Notes.

         SECTION 5. Right of Calculation Agent to Own Notes. The Calculation Agent and its officers, employees, agents and shareholders may become owners of, or acquire any interests in, Notes, with the same rights as if the Calculation Agent were not the Calculation Agent hereunder, and may engage in, or have an interest in, any financial or other transaction with the Issuer as if the Calculation Agent were not the Calculation Agent hereunder.

         SECTION 6. Duties of Calculation Agent. The Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by this Agreement.

         SECTION 7. Termination, Resignation or Removal of Calculation Agent. The Calculation Agent may at any time terminate this Agreement by giving no less than 90 days' prior written notice to the Issuer, unless the Issuer consents in writing to a shorter time. Upon receipt of notice of termination by the Calculation Agent, the Issuer agrees promptly to appoint a successor Calculation Agent. The Issuer may, in its discretion, terminate this Agreement at any time by giving written notice to the Calculation Agent of such termination and specifying the date when such termination shall become effective; provided, however, that no termination by the Calculation Agent or by the Issuer shall become effective prior to the date of the appointment by the Issuer, as provided in Section 8 hereof, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. Upon termination by either party pursuant to the provisions of this Section, the Calculation Agent shall be entitled to the payment of any compensation owed to it by the Issuer hereunder, as provided by Section 3 hereof, and the provisions of Section 9 shall remain in effect following such termination.

         SECTION 8. Appointment of Successor Calculation Agent. Any successor Calculation Agent appointed by the Issuer following termination of this Agreement pursuant to the provisions of Section 7 hereof shall execute and deliver to the Calculation Agent and to the Issuer an instrument accepting such appointment, and thereupon such successor Calculation Agent shall, without further act or instrument, become vested with all the rights, immunities, duties and obligations of the

Calculation Agent, with like effect as if originally named as Calculation Agent hereunder, and the Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by the Calculation Agent in connection with the performance of its obligations hereunder.

         SECTION 9. Indemnification. The Issuer shall indemnify and hold harmless the Calculation Agent, and its officers and employees, from and against all actions, claims, damages, liabilities, losses and expenses (including reasonable attorneys' fees and expenses) relating to or arising out of any actions or omissions of the Calculation Agent, or its officers and employees, in any capacity hereunder, except for any actions, claims, damages, liabilities, losses and expenses caused by the negligence or willful misconduct of the Calculation Agent, or any of its officers, employees or agents.

         SECTION 10. Merger, Consolidation or Sale of Business by Calculation Agent. Any corporation or entity into which the Calculation Agent may be merged, converted or consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation or entity to which the Calculation Agent may sell or otherwise transfer all or substantially all of its corporate trust business, shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution of any paper or any further act by the parties hereto. The Calculation Agent will give prompt written notice to the Issuer and the Trustee under the Indenture of any such merger, conversion or consolidation.

         SECTION 11. Notices. All notices, requests and other communications given hereunder shall be in writing (which shall include facsimile communication) and shall be deemed to have been duly given if (a) delivered by hand, (b) sent by certified United States Mail, return receipt requested, first class postage pre-paid, (c) delivered by overnight receipted delivery service, or (d) sent by facsimile communication if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, first class postage pre-paid, as follows:

         To the Issuer:

                                   Old National Bancorp
                                   420 Main Street
                                   Evansville, Indiana 47708
                                   Attention:  Jeffrey L. Knight
                                     Corporate Secretary and General Counsel
                                   Facsimile:  (812) 464-1567

         To the Calculation Agent: Bank One Trust Company, N.A.

                                   ____________________________

                                   ____________________________

                                   ____________________________

                                   Attention:__________________

                                   Facsimile:__________________

or such substituted address or person as any party has given to the other in writing in accordance with the foregoing.

         All such notices, requests and other communications shall be effective (a) if delivered by hand, when delivered, (b) if mailed in the manner provided herein, three (3) business days after deposit with the United States Postal Service, (c) if delivered by overnight express delivery service, on the next business day after deposit with such service, and (d) if by facsimile communication, on the next business day if also confirmed by mail in the manner provided herein.

         SECTION 12. Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute a single document.

         SECTION 13. Amendments. This Agreement may be amended only be means of a written instrument duly executed and delivered by or on behalf of the Issuer and the Calculation Agent.

         SECTION 14. Benefit of Agreement. Except as provided herein, this Agreement is solely for the benefit of the parties hereto and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof.

         SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of ________________.

         SECTION 16. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         SECTION 17. Entire Agreement. This Agreement supersedes all other prior understandings, commitments and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby and constitutes the entire agreement between the parties hereto relating to the subject matter hereof.

         SECTION 18. Headings; Construction. The headings contained in this Agreement have been inserted solely for ease of reference and should not be construed in the interpretation or construction of this Agreement. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

                                       OLD NATIONAL BANCORP



                                       By:___________________________

                                       Name:_________________________

                                       Title:________________________



                                       BANK ONE TRUST COMPANY, N.A.



                                       By:___________________________

                                       Name:_________________________

                                       Title:________________________




SS-115350-1